Exhibit 99.1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL.

ITEM 1. TO CONSIDER AND VOTE ON THE APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 10, 2009, BY AND AMONG REITPLUS, INC., AMREIT AND REITPLUS ADVISOR, INC., A COPY OF WHICH IS ATTACHED AS ANNEX D TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

FOR	AGAINST	ABSTAIN

☐	☐	☐

SEE REVERSE SIDE

Signature:	Signature:	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone proxy authorization is available through 12:00 Noon Central Daylight Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet
http://www.eproxy.com/           /

Use the Internet to authorize your
proxy. Have your REITPlus proxy card in
hand when you access the web site.

OR
Telephone
1-800-560-1965

Use any touch-tone telephone to
authorize your proxy. Have your
REITPlus proxy card in
hand when you call.

If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To authorize your proxy to vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REITPLUS, INC.

          The undersigned shareholder of REITPlus, Inc. (“REITPlus”) hereby appoints H. Kerr Taylor and Chad C. Braun, each with power to act without the other and with full power of substitution in each of them , as proxies and attorneys-in-fact and hereby authorizes them to cast on behalf of the undersigned , as provided on the other side and in their discretion upon any procedural matters that may properly come before the special meeting of shareholders of REITPlus to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 at             a.m. Central Daylight Time on            ,            , 2009, or at any adjournment or postponement thereof, all of the votes that the undersigned is entitled to cast at such special meeting, and to attend and otherwise represent the undersigned at such special meeting with all powers which the undersigned would possess if personally present at the special meeting.

          The undersigned hereby acknowledges receipt of the REITPlus Notice of Special Meeting of Shareholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be marked, dated and signed, on the other side)